Exhibit 10.3

MODIFICATION AGREEMENT

FOR

PRODUCT SHARING CONTACT

FOR

EXPLOITATION OF COALBED METHANE RESOURCES

IN ENHONG AND LAOCHANG AREA,

YUNNAN PROVINCE, THE PEOPLE’S REPUBLIC OF CHINA

THIS MODIFICATION AGREEMENT (“Modification Agreement”) is made and entered into on this the 24th day of April, 2007 by and among China United Coalbed Methane Corporation Ltd. (“CUCBM”), a company organized and existing under the laws of the People’s Republic of China, having its headquarters domiciled in Beijing, and Far East Energy (Bermuda), Ltd., a company organized and existing under the laws of Bermuda, having its headquarters domiciled in Houston, Texas, USA (“FEEB”).

WITNESSETH:

WHEREAS, CUCBM and Far East Energy Corporation (“FEEC”) entered into that certain Production Sharing Contract for the Exploitation of Coalbed Methane Resources for the Enhong and Laochang Area in Yunnan Province, the People’s Republic of China, dated December 3, 2002 (the “Contract”). The Contract was approved by the Ministry of Foreign Trade and Economic Cooperation, predecessor of Ministry of Commerce, on December 16, 2002; and

WHEREAS, with the consent and approval of the Ministry of Commerce of the People’s Republic of China, dated November 11, 2005, the exploration period of the Contract, as provided by Article 4.2 of the Contract, was extended from December 31, 2005 to July 1, 2007; and

WHEREAS, with the consent and approval of CUCBM and the Ministry of Commerce of the People’s Republic of China, dated July 27, 2006, FEEC assigned to FEEB, FEEC’s wholly-owned subsidiary, all of its Participating Interest in and under the Contract and all of its rights of operatorship thereunder by Amendment Agreement dated June 27, 2005; and

WHEREAS, the exploration period of the Contract, as provided by Article 4.2 of the Contract, expires on July 1, 2007, but the Parties desire that the exploration period of the Contract shall be extended from July 1, 2007 to June 30, 2009.

NOW, THEREFORE, the Parties hereby agree to modify the Contract as follows:

1.	In Article 4.2, the sentence “The exploration period, beginning on the Date of Commencement of the Implementation of the Contract, shall be divided into two (2) phases and shall consist of four and half (4.5) consecutive Contract Years,…….” shall be modified to read “The exploration period, beginning on the Date of Commencement of the Implementation of the Contract, shall be divided into two (2) phases and shall consist of six and one-half (6.5) consecutive Contract Years, ….”

2.	In Article 4.2, the sentence “the second phase of three (3) Contract Years”… shall be modified to read “the second phase of five (5) Contract Years...”

3.	To add the following Article 26.7 in Article 26 of the Contract to be effective upon and after the date of this Modification Agreement:

26.7	Notwithstanding the provisions in Article 26.6 hereof, if the Contractor obviously fails to perform any of the following obligations, after CUCBM has given written notice with specifics of such default to the Contractor and the Contractor fails to cure its default within sixty (60) days of receipt of the notice, CUCBM shall have the right to terminate the Contract.

26.7.1	Payment of the signature fee pursuant to Article 29.5 hereof; or

26.7.2	Fulfillment of the minimum exploration work expenditures for the Contract Area in each year as required by the relevant Chinese laws and regulations applying as of the date of this Modification Agreement; or

26.7.3	Payment on schedule of the assistance fee pursuant to Article 5.2.14.3 of Annex II attached hereto and the fees of exploration right and the mining right pursuant to Article 5.2.20 of Annex II attached hereto, payment on schedule of the personnel costs and other expenses pursuant to Article 18.3.1 hereof and Annex III attached hereto, as well as training of the Chinese Personnel pursuant to Article 16.6 hereof.

Except for the provisions as expressly stipulated and revised in this Modification Agreement, all other provisions of the Contract shall remain unchanged, effective, and fully applicable.

This Modification Agreement shall be written in both Chinese and English in accordance with the provisions of Article 28.1 of the Contract, and both versions shall have equal force and effect.

This Modification Agreement, as a supplementary document to the Contract, shall be an integral part of the Contract and shall be effective from the day of the approval by the Ministry of Commerce of the People’s Republic of China.

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IN WITNESS WHEREOF, this Modification Agreement is signed on the first above-mentioned date by the authorized representatives of each Party hereto.

CHINA UNITED COALBED METHANE CORPORATION LTD.

By:	/s/ Lin Jian Hao
Name:	Lin Jian Hao
Title:	Vice President
Date:	April 24, 2007

FAR EAST ENERGY (BERMUDA), LTD.

By:	/s/ Jeff R. Brown
Name:	Jeff Reed Brown
Title:	Person in Charge/President of FEEB
Date:	April 24, 2007

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